Exhibit 10.12

            ADDENDUM 5 TO THE SIMON EMPLOYMENT AGREEMENT OF 8-01-02


         The following are amendments to the David Simon Employment Agreement with SCHIMATIC Cash Transactions Network.com, Inc. dba Smart Chip Technologies ("Company", "SCTN" or "Employer") effective 8-01-02 as amended by Addendums on 7-28-03, 5-05-2004, July 7, 2004, and November 12, 2004.

         This Addendum to the employment agreement is to be effective as of July 1, 2004.

         For the purpose of cleaning up the "financial and stock overhang" of the Company, as dictated by the Board of Directors, the Company and Simon agreed to certain amendments, some of which have since been determined by the Board to be detrimental to the Company from a tax standpoint. Therefore, in the best interest of the Company, the following has been agreed to by Simon and approved by the Board:

         1. Simon will return the Performance Bonus of 3,000,000 shares granted him as part of the settlement of July 7, 2004.

         2. The bonus of the 12 million shares to David Simon will be reversed, and revert to the original Employment Agreement as modified by subsequent Addendums.

         3. The elimination of the clauses for Simon allowing conversion of back payroll to stock will be reversed, and revert to the original Employment Agreement with Addendums. Item 1 in Addendums 4 to the Simon Employment Agreement will be reversed, and the salary levels agreed to will remain in effect until the Company's cash flow allows them to be paid at fair market value salaries, as approved by the Board.

         4. The bonus to Simon to pay off his non-recourse note as referenced in Addendum 3 dated 7/7/2004, item 3.e, will be deferred until Simon requests that the bonus take effect.

         5. All changes reversed will be treated for accounting purposes as if they had never occurred.

I HAVE READ THIS AGREEMENT IN ITS ENTIRETY, I UNDERSTAND ITS TERMS, AND AGREE TO BE BOUND BY ALL OF ITS TERMS. I ALSO UNDERSTAND I HAVE THE RIGHT TO HAVE THIS AGREEMENT REVIEWED BY INDEPENDENT COUNSEL.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on December 18, 2004.


Employer:                                                Employee:
SCTN                                                     David Simon
330 E. Warm Springs Rd.                                  2859 E. Wasatch Blvd.
Las Vegas, NV  89119                                     Sandy, UT  84092


  By: /s/ Bernard McHale                                By:/s/ David Simon
      ------------------                                   ---------------
      Bernard McHale, Director                             David Simon